Exhibit 99.1

NOTICE OF ANNNUAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR OF

DAVIDsTEA Inc.

For the Annual Meeting of Shareholders

to be held on June 9, 2016

at DAVIDsTEA head office, 5430, Ferrier Street

Town of Mount-Royal, Québec, Canada, at 11:00am

April 12, 2016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of shareholders (the “Shareholders”) of DAVIDsTEA Inc. (“DAVIDsTEA” or the “Company”) will be held at DAVIDsTEA head office, 5430, Ferrier Street, Town of Mount-Royal, Québec, Canada, H4P 1M2 at 11:00am (Eastern Time), on June 9, 2016, for the purposes of:

(a)                  receiving the audited consolidated financial statements of the Company for the year ended January 30, 2016 and the report of the auditor thereon;

(b)                  electing directors for the ensuing year;

(c)                   appointing the auditor of the Company and authorizing the directors to fix its remuneration; and

(d)                  transacting such other business as may properly be brought before the Meeting.

Further information regarding the matters to be considered at the Meeting is set out in the accompanying management information circular.

The directors of the Company have fixed the close of business on April 11, 2016 as the record date for determining Shareholders entitled to receive notice of and to vote at the Meeting.

Montreal, Québec, April 12, 2016.

By order of the Board of Directors

(s) Pierre Michaud
Pierre Michaud
Chairman of the Board of Directors

IMPORTANT

Shareholders are encouraged to vote. Please complete, date and sign the enclosed form of proxy or voting instruction form and return it in the envelope provided for that purpose. Proxies, to be valid, must be deposited at the office of the registrar and transfer agent of the Company, CST Trust Company, located at 320, Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6 no later than 5:00 p.m. (Eastern Time) on June 7, 2016, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. If you appoint Pierre Michaud or Sylvain Toutant as your proxyholder, your common shares of the Company (the “Shares” or “Common Shares”) will be voted in accordance with your instructions in the form of proxy or voting instruction form or, if no such instructions are given, such proxyholders will vote IN FAVOUR of the matters indicated in items (b) and (c) hereinabove. Shareholders may also vote by telephone or Internet by following the instructions provided in the enclosed form of proxy. If you choose to vote by telephone or Internet, your vote must also be cast no later than 5:00 p.m. (Eastern Time) on June 7, 2016, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened.

These Shareholder materials are being sent to both registered and non-registered owners of Common Shares. If you are a non-registered owner of Common Shares, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding your securities on your behalf.

By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

TABLE OF CONTENTS

INTRODUCTION		1
NOTICE TO DAVIDSTEA SHAREHOLDERS IN THE UNITED STATES		1
NON-IFRS MEASURES		1
CURRENCY		1
FORWARD-LOOKING STATEMENTS		1
VOTING INFORMATION AND GENERAL PROXY MATTERS		2
BUSINESS OF THE MEETING		6
A.	Presentation of the Financial Statements	6
B.	Election of Directors	6
C.	Appointment of Auditor	15
STATEMENT OF EXECUTIVE COMPENSATION		16
DIRECTOR COMPENSATION		32
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE		34
INDEBTEDNESS OF DIRECTORS AND OFFICERS		34
MANAGEMENT CONTRACTS		34
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS		35
REPORT ON CORPORATE GOVERNANCE PRACTICES		36
ANNUAL REPORT AND ADDITIONAL INFORMATION		40
RECEIPT OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING		41
APPROVAL OF THE INFORMATION CIRCULAR		41

MANAGEMENT INFORMATION CIRCULAR

INTRODUCTION

This management information circular (this “Information Circular”) is provided in connection with the solicitation of proxies for use at the annual meeting (the “Meeting”) of shareholders (the “Shareholders”) of DAVIDsTEA Inc. (the “Company” or “DAVIDsTEA”) to be held on June 9, 2016, at the time and place and for the purposes stated in the accompanying notice of meeting (the “Notice of Meeting”) and any adjournment thereof. Unless otherwise indicated, the information contained in this Information Circular is given as of April 11, 2016. In this Information Circular, references to the “Company” or “DAVIDsTEA” are to be read as including its sole subsidiary, DAVIDsTEA (USA) Inc., as the context requires.

NOTICE TO DAVIDSTEA SHAREHOLDERS IN THE UNITED STATES

DAVIDsTEA is a Company existing under the laws of Canada. The solicitation of proxies and the transactions contemplated herein involve securities of a Canadian issuer and are being effected in accordance with provincial and Canadian corporate and securities laws. Shareholders should be aware that requirements under such provincial and Canadian laws differ from requirements under United States corporate and securities laws relating to United States corporations. The proxy rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or this solicitation and therefore this solicitation is not being effected in accordance with such corporate and securities laws.

NON-IFRS MEASURES

Certain terms used or incorporated by reference in this Information Circular, such as EBITDA and Adjusted EBITDA are not measures defined under International Financial Reporting Standards (“IFRS”), do not have standardized meanings prescribed by IFRS and should not be compared to or construed as alternatives to profit/loss, cash flow from operating activities or other measures of financial performance calculated in accordance with IFRS. EBITDA, Adjusted EBITDA and other non-IFRS measures, as computed by DAVIDsTEA, may not be comparable to similar measures as reported by other reporting issuers in similar or different industries.

“EBITDA” is calculated as earnings before interest and financing costs (net of interest income), income taxes, depreciation and amortization. “Adjusted EBITDA” is calculated as earnings before interest and financing costs (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and other non-recurring costs.

For a reconciliation of these non-IFRS measures to the most comparable IFRS measures, please see pages 36 and 37 of the Company’s Form 10-K filed with the Securities and Exchange Commission on April 12, 2016.

CURRENCY

All dollar amounts set forth herein are expressed in Canadian dollars, unless otherwise indicated, and the symbol “$” or “CDN$” refers to the Canadian dollar and the symbol “US$” or “USD” refers to the U.S. dollar.

FORWARD-LOOKING STATEMENTS

This Information Circular contains certain information that may constitute forward-looking information within the meaning of applicable securities laws, which DAVIDsTEA refers to in this Information Circular as forward-looking statements. These statements reflect DAVIDsTEA’s current expectations related to future events or its future results, performance, achievements, business prospects or opportunities and products and services development, and future trends affecting the Company. All such statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing” or the negative of these words or other variations or synonyms of these words or comparable terminology and similar expressions.

Forward-looking statements reflect current estimates, beliefs and assumptions, which are based on DAVIDsTEA’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. DAVIDsTEA’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. DAVIDsTEA can give no assurance that such estimates, beliefs and assumptions will prove to be correct.

Many factors could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors, which are discussed in greater detail under the “Risk Factors” section in DAVIDsTEA’s annual report on Form 10-K for the fiscal year ended January 30, 2016 (“Annual Report”): our ability to successfully implement our growth strategy; our ability to grow our brand recognition and store base in the United States; changes in consumer preferences and economic conditions affecting disposable income; the impact from real or perceived quality or safety issues with our teas, tea accessories and other tea-related merchandise; our ability to obtain quality products from third-party manufacturers and suppliers on a timely basis or in sufficient quantities; significant competition within our industry; and the impact of weather conditions, natural disasters and manmade disasters on the supply and price of tea.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of significant risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in the Annual Report, are not exhaustive, Shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Information Circular are expressly qualified by this cautionary statement. Unless otherwise indicated by the Company, forward-looking statements in this Information Circular describe DAVIDsTEA’s expectations as of April 11, 2016 and, accordingly, are subject to change after such date. The Company does not undertake to update or revise any forward-looking statements, except in accordance with applicable securities laws.

Additional information relating to DAVIDsTEA can be located under the Company’s profile on SEDAR awww.sedar.com or on the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov.

VOTING INFORMATION AND GENERAL PROXY MATTERS

Solicitation of Proxies

The enclosed proxy is being solicited by the management of the Company and the expenses of this solicitation will be borne by the Company. The solicitation will be conducted primarily by mail but proxies may also be solicited personally by officers, employees or agents of the Company, without additional compensation. The Company shall directly deliver proxy documents to registered owners and non-registered owners of common shares of the Company (“Shares” or “Common Shares”) which are non-objecting beneficial owners through the Company’s registrar and transfer agent, CST Trust Company Inc. (“CST”), and the Company shall bear the cost of such delivery. The Company will also reimburse brokers and other persons holding Common Shares on their behalf or on behalf of nominees for reasonable costs incurred in sending the proxy documents to non-registered owners who are objecting beneficial owners.

Record Date

The record date for determining those Shareholders entitled to receive notice and to vote at the Meeting is the close of business on April 11, 2016 (the “Record Date”). Only registered and non-registered owners of Common Shares as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. No person becoming a registered or non-registered owner after the Record Date shall be entitled to receive notice of the Meeting, nor can any registered or non-registered owner vote Common Shares they acquire after the Record Date at the Meeting. The failure of any Shareholder to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting. As of the Record Date there were 24,152,015 Common Shares issued and outstanding.

Appointment of Proxyholders

The persons named as proxyholders in the enclosed form of proxy or voting instruction form, Pierre Michaud, a director, or Sylvain Toutant, a director and an officer of the Company. You are entitled to appoint a person, who need not be a Shareholder, other than the persons designated in the enclosed form of proxy, to represent you at the Meeting. If you are a registered or non-objecting beneficial owner, such right may be exercised by inserting in the blank space provided in the form of proxy or voting instruction form the name of the person to be designated or by completing another form of proxy or voting instruction form and, in either case, depositing the form of proxy or voting instruction form with the registrar and transfer agent of the Company, CST, located at 320, Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6, at any time before the proxy deadline, being 5:00 p.m. (Eastern Time) on June 7, 2016, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. Objecting beneficial owners should follow the instructions provided by their broker or agent and must return the form of proxy or voting instruction form as directed by their broker or agent sufficiently in advance of the proxy deadline to enable their broker or agent to act on it before the proxy deadline. The Company reserves the right to accept late proxies and to waive the proxy deadline with or without notice, but is under no obligation to accept or reject any particular late proxy.

Revocation of Proxies

A Shareholder who executes and returns the accompanying form of proxy may revoke the same (a) by instrument in writing executed by the Shareholder, or by his or her attorney authorized in writing, and deposited either: (i) at the principal executive offices of the Company, to the attention of Nathalie Rolland, the Corporate Secretary of the Company, 5430, Ferrier Street, Town of Mount-Royal, Québec, Canada H4P 1M2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used, or (ii) with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law. If the Shareholder is a Company, any such instrument of revocation must be executed by a duly authorized officer or attorney thereof.

Exercise of Voting Rights by Proxies

The persons named in the enclosed form of proxy will, on a show of hands or any ballot that may be called for, vote (or withhold from voting) the shares in respect of which they are appointed as proxies in accordance with the instructions of the Shareholders appointing them. If a Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. If no instructions are given, the shares will be voted FOR the election of the nominees of the Board of Directors of the Company (the “Board of Directors” or the “Board”) as directors and FOR the appointment of Ernst & Young LLP as auditors. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other business which may properly come before the Meeting or any adjournment thereof. As of the date hereof, management of the Company knows of no such amendment, variation or other business to come before the Meeting. If any such amendment or other business properly comes before the Meeting, or any adjournment thereof, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgement.

Voting Process

The voting process is different depending on whether you are a registered or non-registered owner of Common Shares and, if you are a non-registered owner of Common Shares, whether you are a non-objecting beneficial owner or objecting beneficial owner. If you have Common Shares registered in your own name, you are a registered owner. If you do not hold Common Shares in your own name, you are a non-registered owner. If your Common Shares are listed in an account statement provided to you by a broker, then it is likely that those Common Shares will not be registered in your name, but under the broker’s name or under the name of an agent of the broker such as CDS Clearing and Depository Services Inc., the nominee for many Canadian brokerage firms, or its nominee.

There are two kinds of non-registered owners: (i) objecting beneficial owners, i.e., those who object to their name being made known to the issuers of shares which they own, and (ii) non-objecting beneficial owners, i.e., those who do not object to their name being made known to the issuers of the shares which they own. Non-objecting beneficial owners will receive a voting instruction form from the Company’s registrar and transfer agent, CST. This is to be completed and returned to CST in the envelope provided.

Securities regulation requires brokers or agents to seek voting instructions from objecting beneficial owners in advance of the Meeting. Objecting beneficial owners should be aware that brokers or agents can only vote Common Shares if instructed to do so by the objecting beneficial owner. Your broker or agent (or their agent, Broadridge Financial Solutions, Inc.) will have provided you with a voting instruction form or form of proxy for the purpose of obtaining your voting instructions. Every broker has its own mailing procedures and provides instructions for voting. You must follow those instructions carefully to ensure your Common Shares are voted at the Meeting.

If you are an objecting beneficial owner receiving a voting instruction form or proxy from a broker or agent, you cannot use that proxy to vote in person at the Meeting. To vote your Common Shares at the Meeting, the voting instruction form or proxy must be returned to the broker or agent well in advance of the Meeting, as instructed by the broker or agent. If you wish to attend and vote your Common Shares in person at the Meeting, follow the instructions for doing so provided by your broker or agent.

Voting in Person at the Meeting

Registered owners may attend and vote in person at the Meeting. Non-objecting beneficial owners wishing to attend and vote in person at the Meeting should insert their name in the space provided in the voting instruction form and deposit it with CST, at any time before the proxy deadline. Objecting beneficial owners wishing to attend and vote in person at the Meeting should follow the instructions provided by their broker or agent. If you are a Canadian resident objecting beneficial owner, you need only insert your name in the space provided for the proxyholder appointment in the voting instruction form or proxy form, and return it as instructed by your broker or agent and you should not complete the voting section of the proxy form or voting information form, as you will vote in person at the Meeting. If you are an objecting beneficial owner resident in the United States, you will likely be instructed to mark the appropriate box on the other side of the voting instruction form to request a legal proxy to be issued and mailed to you by your broker or agent, and you will need to send the voting instruction form to your broker or agent, receive the legal proxy from your broker or agent and deposit the legal proxy with CST prior to the deadline.

Interest of Certain Persons in Matters to Be Acted Upon

No person who has been a director or an executive officer of the Company nor any proposed nominee for election as a director of the Company at any time since the beginning of its last completed financial year, or any associate or affiliate of any such director, officer or proposed nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as set forth in this Information Circular.

Voting Securities and Principal Holders Thereof

As at the Record Date, 24,152,015 Common Shares are issued and outstanding, being the only class of shares of the Company entitled to be voted at the Meeting. The Common Shares are the only securities of the share capital of the Company which carry voting rights. References to Common Shares, options and related information such as price per share made herein have been adjusted to reflect a one point six for one (1.6:1) stock split on the Common Shares effective as of May 21, 2015. Each Common Share entitles its holder to one vote with respect to the matters voted at the Meeting. Holders of Common Shares whose names are registered on the lists of Shareholders of the Company as at the Record Date will be entitled to exercise the voting rights attached to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy thereat. To the knowledge of the Board of Directors, the only persons who beneficially own, directly or indirectly, or exercise control or direction over, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Company, as at the Record Date, are:

Name	Number of Common Shares	Percentage of outstanding Common Shares
Rainy Day Investments Ltd(1)	12,486,678	51.7%
Highland Consumer Entrepreneurs Fund I LP(2)	85,088	13.7%
Highland Consumer Fund I-B, LP(2)	566,063
Highland Consumer Fund I, LP(2)	2,653,155
FMR LLC	3,585,595	14.8%

Note:

(1)           A company wholly owned by by Hershel Segal, who holds voting and investment control over the shares held by Rainy Day.
(2)           Funds controlled by Highland Consumer GP GP LLC

BUSINESS OF THE MEETING

The Meeting will be constituted as an annual meeting. The audited consolidated financial statements of the Company for the year ended January 30, 2016 and the auditor’s report thereon will be presented to the Shareholders at the Meeting, but no vote thereon or with respect thereto is required or proposed to be taken. Shareholders will be asked to consider and vote on:

(i)             the election of the directors of the Company who will serve until the next annual meeting of Shareholders or until their successors are appointed;

(ii)          the appointment of the auditor of the Company who will serve until the end of the next annual meeting of Shareholders or until its successor is appointed, and authorizing the Board to fix its remuneration; and

(iii)       to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

A.                                    Presentation of the Financial Statements

As indicated above, the audited consolidated financial statements of the Company for the year ended January 30, 2016 and the auditor’s report thereon will be presented to the Shareholders at the Meeting, but no vote with respect thereto is required or proposed to be taken.

B.                                    Election of Directors

The articles of the Company (the “Articles”) provide that the Board shall consist of not less than three (3) and not more than fifteen (15) directors. Seven (7) of the nominees are currently members of the Board of Directors and have been members since the dates indicated below. MM. Bruce Guerriero, Pierre Michaud and Guy Savard, current members of the Board, will not be standing for election. However, the Board is nominating Ms. Kathleen Tierney and MM. Michael J. Mardy and Maurice Tousson, as new independent members of the Board, such that, as a result, the Board has maintained at ten the number of directors to be elected to the Board at the Meeting. Shareholders may vote for each director individually. If prior to the Meeting, any of the nominees shall be unable or, for any reason, become unwilling to serve as a director, it is intended that the discretionary power granted by the form of proxy or voting instruction form shall be used to vote for any other person or persons as directors. Each director is elected for a one-year term ending at the next annual meeting of Shareholders or when his or her successor is elected, unless he or she resigns or his or her office otherwise becomes vacant.

Nominees

Management of the Company proposes to nominate the persons whose names are set forth below to act as directors of the Company. Except where authority to vote on the election of directors is withheld, the persons named in the accompanying form of proxy intend to vote IN FAVOUR of the election of each of the nominees whose names are hereinafter set forth. If prior to the Meeting, any of the nominees shall for any reason become unable or unwilling to serve as a director, it is intended that the discretionary power granted by the form of proxy shall be used to vote for any other person or persons identified by the Board to serve as directors, unless the Shareholder has specified in the form of proxy that his, her or its Common Shares are to be withheld from voting on the election of directors. The Board and management of the Company have no reason to believe that any of such nominees will be unable or unwilling to serve, for any reason, if elected to office.

The following tables provide information about the proposed nominees for election as directors as at April 11, 2016, including their name, age, place of residence, the year in which they first became directors, independence from the Company, their principal occupation, biography, committee memberships, memberships on boards of other public companies during the last five years (if applicable) and the number of Common Shares and other securities of the Company beneficially owned, or controlled or directed, directly or indirectly, by each director, the whole to the best of the knowledge of the Company based on publicly available information as at April 11, 2016, and the total market value of such securities as at such date. Certain information relating to the nominees being proposed as directors of the Company was not known to the Company and was furnished by each relevant nominee.

EMILIA DI RADDO Québec, Canada Age: 58 Director since 2012, except between January 2013 to March 2014 Non Independent

President of Le Château Inc.

Ms. Di Raddo has been the President of Le Chateau Inc. (TSX: CTU/A) since 2000, where she also has been serving on the Board of Directors since 2001, and was the Chief Financial Officer from 1996 to 2000. Prior to that, Ms. Di Raddo was a partner at Ernst & Young LLP where she practiced for more than 15 years for companies operating in the retail and consumer products’ industry. Ms. Di Raddo received a Bachelor of Commerce and a Diploma in Accountancy from Concordia University and is also a chartered accountant and a CPA. Ms. Di Raddo brings valuable retail industry experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

• Le Château Inc.	• Board of Directors(1)

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options(2) (US$)
April 11, 2016	—	33,775	316,042

TOM FOLLIARD Virginia, USA Age: 51 Director since 2014 Independent

Chief Executive Officer of CarMax Inc. Mr. Folliard has served as the President and Chief Executive Officer of CarMax, Inc. from 2006 until February 2016 when he ceased to serve as the President. Prior to that, Mr. Folliard served as executive vice president of store operations from 2001 to 2006 and vice president of merchandising from 1996 to 2001. Mr. Folliard serves on the Board of Directors of CarMax, Inc. (NYSE: KMX) and Pulte Group (NYSE: PHM). Mr. Folliard received a B.S. in Management from Florida Institute of Technology. Mr. Folliard brings valuable management and retail experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

• CarMax Inc. • Pulte Group	• Board of Directors • Human Resources, Compensation and Governance Committee (Chair) • Audit Committee

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)(2)
April 11, 2016	89,883	33,775	1,387,447

MICHAEL J. MARDY New Jersey, USA Age: 66 Nominee as Director Independent

Chief Financial Officer of Tumi, Inc.

Mr. Mardy has served as Executive Vice President and Director of specialty retailer, Tumi Inc. since July 2003. Prior to joining Tumi, from 1996 to 2002, he served as Executive Vice President and CFO of Keystone Foods LLC, a processor and distributor. From 1982 to 1996, he served as Senior Vice President, Chief Financial Officer and in various other finance positions at Nabisco Biscuit Company, a snack food and consumer products company. Mr. Mardy served on the board of directors of Keurig Green Mountain Inc. (Nasdaq: GMCR) and ModusLink Global Solutions (Nasdaq: MLNK), Inc. acting as audit committee chair and a member of their respective compensation committees. Mr. Mardy also serves on the NYSE Advisory Board and is a trustee of the New Jersey chapter of the financial Executive Institute. Mr. Mardy holds an MBA from Rutgers University and undergraduate degree from Princeton University. He is a member of the American institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants.  Mr. Mardy brings valuable management, retail and finance experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

• Keurig Green Mountain Inc. (Nasdaq: GMCR) • ModusLink Global Solutions (Nasdaq: MLNK), Inc	-

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)(2)
April 11, 2016	—	—	—

DAVID McCREIGHT Pennsylvania, USA Age: 53 Director since 2014 Independent

President of URBN inc. and Chief Executive Officer of Anthropologie Group

Mr. McCreight has served as Chief Executive Officer of Anthropologie Group since November 2011 and as President of URBN inc. since February 2016. Prior to that, Mr. McCreight served as President of Under Armour, Inc. from 2008 until 2010 and President of Lands’ End, Inc. from 2005 to 2008. Mr. McCreight also held the position of Senior Vice President of Merchandising at Lands’ End from 2003 to 2005 and Senior Vice President and General Merchandising Manager of Disney Stores from 2001 to 2003. Mr. McCreight received a B.A. in Liberal Arts from the University of Virginia. Mr. McCreight is qualified to serve on the Board given his experiences described above and his understanding of the retail industry.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

-	• Board of Directors • Human Resources, Compensation and Governance Committee

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)(2)
April 11, 2016	22,120	49,761	678,412

LORENZO SALVAGGIO Québec, Canada Age: 61 Director since 2014 Non Independent

Vice President, Secretary and Chief Operating Officer of Rainy Day Investments Ltd.

Mr. Salvaggio has close to forty years of business experience in banking, accounting, retail and manufacturing. He served as Chief Financial Officer of Les Distribution Regitan Ltd., a food wholesaler, from October 2012 to May 2014 and from July 2005 to October 2012 was a consultant at and owner of Lyceum Management Services Inc., a consulting firm focused on corporate turn-around and M&A. Mr. Salvaggio received a Bachelor of Commerce in Accounting from Concordia University and continued his studies at McGill University to obtain both his Diploma in Accountancy and a Certified Management Accountant (C.M.A.) accreditation.. Mr. Salvaggio is a CPA and CMA. Mr. Salvaggio brings significant management and accounting experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
-	• Board of Director

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)(2)
April 11, 2016	595	—	7,092

HERSCHEL SEGAL Québec, Canada Age: 85 Director since 2008 Non Independent

Co-Founder and President and Chief Executive Officer of Rainy Day Investments Ltd

Since January 1969, Mr. Segal has served as the President and Chief Executive Officer of Rainy Day Investments Ltd., an investment company. Mr. Segal founded Le Chateau Inc. (TSX: CTU/A), a clothing retailer, in 1959 and served as its Chief Executive Officer until September 2006, where he also served as Executive Chairman until February 2007 and where he is still a director. Mr. Segal received a B.A. in Economics and Political Science from McGill University. Mr. Segal brings vast retail industry experience to the Board. Mr. Segal is a resident of Québec, Canada.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
• Le Château Inc.	• Board of Directors • Human Resources, Compensation and Governance Committee

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)(2)
April 11, 2016	12,486,678	—	148,841,202

SARAH SEGAL Québec, Canada Age: 31 Director since 2012 Non Independent

President and owner of  Oink Oink Candy Inc. (dba SQUISH Candy)

Ms. Segal served as the President and Head of Product Development and Tea Department from December 2010 to September 2012. Since May 2013, Ms. Segal has served as the President and owner of Oink Oink Candy Inc. (dba SQUISH Candy). Ms. Segal received a B.A. in Environmental Health from McGill University and a M.Sc. in Water Science, Policy and Management from Oxford University. Ms. Segal brings knowledge of the Company and retail experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

-	Board of Directors

Securities Held

As at	Common Shares	Options	Total Value of Shares and Options (US$)(2)
April 11, 2016	—	—	—

KATHLEEN C. TIERNEY California, USA Age: 70 Nominee as Director Independent

Operating Partner at Parallel Investment Partners

Ms. Tierney has served as Chief Executive Officer of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011. From 2001 to 2003, she served as Chief Executive Officer of Fitch North America. She served as an Independent Consultant with a client roster including The Home Depot, Vinquiry, Yoga Works and Hirsch Bedner Design. Prior to this, Ms. Tierney was the Chief Executive Officer at Smith & Hawken from 1993 to 1999.  During her tenure at The Nature Company, she served as an Executive Vice President, overseeing their growth from 3 locations to 120 stores nationwide. She has a rich background in the retail industry and international business and travel. Ms. Tierney earned a B.A. in English Literature from Dominican College in California, served two years in the Peace Corps, holds a lifetime teaching credential from the State of California and a Strategic Marketing Certificate from Harvard University.Ms. Tierney brings valuable management and retail experience to the Board.

Other Public Company Directorships in the Past Five Years:	Board/Committee Membership:

• HH Gregg	-

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)
April 11, 2016	—	—	—

MAURICE TOUSSON Toronto, Canada Age: 67 Nominee as Director Independent

President and Chief Executive Officer of CDREM Group Inc.

Mr. Tousson has served as President and Chief Executive Officer of CDREM Group Inc., a Canada based chain of retail stores known as Centre du Rasoir or Personal Edge, since January 2000. Mr. Tousson has held executive positions at well-known Canadian specialty stores, including Chateau Stores of Canada, Consumers Distributing and Sports Experts, with responsibilities for operations, finance, marketing and corporate development. Mr. Tousson currently sits on the Board of Directors of Dorel Industries (TSE: DII), a multinational public company where he acts as lead Director.  Mr. Tousson holds an MBA degree from Long Island University in New York. Mr. Tousson brings valuable management and retail experience to the Board.

Other Public Company Directorships in the Past Five Years:	Board/Committee Memberships

• Dorel Industries Inc.	-

Securities Held

As at	Common Shares	Options Exercisable	Total Value of Shares and Options (US$)(2)
April 11, 2016	—	—	—

SYLVAIN TOUTANT Québec, Canada Age: 52 Director since 2014 Non-independent

President and Chief Executive Officer of the Company

Mr. Toutant joined the Company as President and Chief Executive Officer and as a director in May 2014. Prior to that, Mr. Toutant served as the President of Keurig Green Mountain Canada from December 2010 to May 2014 and as Chief Operating Officer of VanHoutte from August 2008 to December 2010. Mr. Toutant received a B.A.A. in Marketing and Commerce from Université du Québec à Trois-Rivières. Mr. Toutant brings significant experience in the beverage industry to the Board.

Other Public Company Directorships in the Past Five Years:	Board/Committee Memberships

-	Board of Directors

Securities Held

As at	Common Shares	Options Exercisable	RSUs vested		Total Value of Shares, Options and RSUs (US$)(2)
April 11, 2016	88,398	267,494	8,759	(3)	3,471,736

Notes:

(1) Ms. Di Raddo ceased to be a member of the Audit Committee on April 5, 2016

(2) The value of Common Shares is determined by multiplying the number of Common Shares held on April 11, 2016 by the closing price of the Common Shares on the TSX on April 8, 2016, respectively. The value of the RSUs is determined by multiplying the number of RSUs held on April 11, 2016 by the closing price on the Shares on the NASDAQ on April 11, 2016 (US$11.92). The value of the exercisable Options is calculated based on the difference between the closing price of the Common Shares on the NASDAQ on April 11, 2016 and the exercise price of the options, multiplied by the number of exercisable options held as at April 11, 2016. As the Shares are traded on the NASDAQ only, the total value of the Shares and options is expressed in US dollars based on the exchange rate of the U.S. Federal Reserve Bank of New York at noon on April 8, 2016.t

(3) RSUs were granted to Mr. Toutant as part of his executive compensation as the President and CEO of the Company.

Record of Attendance of Directors at Board Meetings

The following table sets forth the record of attendance of directors at meetings of the Board, the Company’s audit committee (“Audit Committee”) and the Company’s human resource, compensation and governance committee (“HRCGC”), during the year ended January 30, 2016.

Director	Meetings of Directors	Audit Committee	Human Resources and Compensation Committee
Emilia Di Raddo	4/5	5/5	—
Tom Folliard(1)	4/5	1/1	5/5
Bruce Guerrriero(2)	1/1	1/1	—
David Mccreight	4/5	—	5/5
Pierre Michaud(3)	5/5	3/3	5/5
Lorenzo Salvaggio	5/5	—	—
Guy Savard	5/5	5/5	—
Herschel Segal	5/5	—	5/5
Sarah Segal	5/5	—	—
Sylvain Toutant	5/5	—	—

Notes:

(1)         Mr. Folliard was appointed as a member of the Audit Committee on December 7, 2015

(2)         Mr. Guerriero was appointed to the Board and as Chair of the Audit Committee on December 7, 2015.

(3)         Mr. Michaud was a member of the Audit Committee from March 31, 2015 to December 7, 2015

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of the Company, none of the proposed directors of the Company is, or within 10 years before the date hereof, has been:

(a)         a director, chief executive officer or chief financial officer of any company (including the Company) that

(i)             was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or

(ii)          was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)         a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)          has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Mr. Toutant was the president of 2883619 Canada Inc., which filed for bankruptcy on February 7, 2014.

To the knowledge of the Company, none of the proposed directors of the Company have been subject to:

(a)         any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)         any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

C.            Appointment of Auditor

At the Meeting, Shareholders will be asked to approve a resolution to appoint the auditor of the Company until the close of the next annual meeting of Shareholders or its successor is appointed, and to authorize the directors to fix its remuneration.

Ernst & Young LLP (“EY”) has served as auditors of the Company since Fiscal 2011. For the fiscal year ended January 30, 2016, in addition to retaining EY to report upon the annual consolidated financial statements of the Company, the Company also retained EY to provide various audit, audit-related, and non-audit services.

The aggregate fees billed by EY for the fiscal years ended January 30, 2016 and January 31, 2015 were as follows:

Description	January 30, 2016 ($)	January 31, 2015 ($)
Audit Fees(a)	315,000	157,500
Audit — Related Fees(b)	590,000	450,000
Tax Fees(c)	79,885	76,511
All Other Fees(d)	47,200	—

Notes:

(a)         “Audit Fees” means the aggregate fees billed by the Company’s external auditor for professional services rendered for the annual audit of the Company’s consolidated financial statements and the quarterly reviews of the Company’s interim financial statements, [consultation concerning financial reporting and accounting standards, and services provided in connection with statutory and regulatory filings or engagements. The fees for the annual audit of the Company’s consolidated financial statements include fees relating to EY’s audit of the effectiveness of the Company’s internal control over financial reporting.]

(b)         “Audit-Related Fees” means the aggregate fees billed for services consisting mainly of IPO related services, and translation services in both years. Such IPO services related primarily to financial accounting and internal control issues.

(c)          “Tax Fees” means the aggregate fees billed for professional services rendered by the Company’s external auditor for [services consisted of tax compliance, including assistance with the preparation and review of tax returns, the preparation of annual transfer pricing studies and tax advisory services relating to domestic and international taxation.]

(d)         “All Other Fees” means the aggregate fees billed for all other professional services rendered by EY other than the services reported under clauses (a), (b), (c) above and principally translation fees.

All fees paid and payable by the Company to EY in the fiscal year ended January 30, 2016 were pre-approved by the Audit Committee pursuant to the procedures and policies set forth in the Audit Committee’s written charter (the “Charter of the Audit Committee”).

The Board, upon advice of the Audit Committee, unanimously recommends that Shareholders vote IN FAVOUR of the appointment of EY as auditor of the Company, to hold office until the close of the next annual meeting of Shareholders or its successor is appointed, and authorizing the directors to fix its remuneration. The appointment of EY must be approved by a majority of the votes cast on the matter at the Meeting.

If you appoint Pierre Michaud or Sylvain Toutant as your proxyholder, your Common Shares will be voted in accordance with your instructions in the form of proxy or voting instruction form or, if no such instructions are given, such proxyholders will vote IN FAVOUR of the appointment of EY as auditor of the Company, to hold office until the close of the next annual meeting of Shareholders or its successor is appointed, and authorizing the directors to fix its remuneration.

STATEMENT OF EXECUTIVE COMPENSATION

Report of the Human Resources, Compensation and Governance Committee on the Compensation of Executive Officers

The responsibility for determining the principles for compensation of executives and other key employees of the Company rests with the Board. The HRCGC is a standing committee of the Board whose purpose is to discharge the Board from its responsibilities with respect to the compensation of the Company’s executive officers and directors as well as governance matters. The HRCGC is comprised of the following four directors, all of whom are independent from the Company with the exception of Mr. Segal who is the co-founder of DAVIDsTEA:

•                  Mr. Folliard, (Chair);

•                  Mr. McCreight;

•                  Mr. Michaud; and

•                  Mr. Segal.

The written charter of the HRCGC charter encompasses the following main components and is available for reference on the Company’s website at http://ir.davidstea.com.

•                  Executive compensation policy;

•                  Compensation oversight (benchmarking, trends, compensation governance);

•                  Performance and compensation of the President and CEO;

•                  Compensation of the executive officers and other executive leaders;

•                  Compensation of the Board members;

•                  Incentive compensation;

•                  Succession plan;

•                  Corporate governance;

•                  Disclosure of compensation via the annual circular; and

•                  Other responsibilities as per Board delegation from time to time.

The disclosure provided under this section of this Information Circular pertaining to these matters, is qualified in its entirety by reference to the full text thereof.

HRCGC Members Qualifications and Skill

All members of the HRCGC are qualified to sit on the committee and possess skills in human resources, succession planning and compensation which enable them to accomplish their duties with rigor and assertiveness. Their qualifications and skills were obtained among other things through their experience as follows :

•                  Mr. Folliard is the Chief Executive Officer of CarMax Inc., an NYSE publicly-traded Company, since 2006.

•                  Mr. McCreight is the President of URBN inc. and Chief Executive Officer of Anthropologie Group, a division of Urban Outfitters Inc., since 2011. He also previously served as President of Under Armour Inc. and Lands’ End Inc.

•                  Mr. Michaud is the founder and was Chief Executive Officer of Reno-Depot Inc. until 1997. He was also Chairman of the Board of Provigo Inc. from 1993 to 1999 and a member of the board of directors of Laurentian Bank from 1990 to 2010.

•                  Mr. Segal is the President and Chief Executive Officer of Rainy Day Investments Ltd. since 1969. He was also founder of Le Chateau Inc. in 1959 and remained its Chief Executive Officer until 2006. To this day he still sits on the board of directors of Le Chateau Inc.. He is also the co-founder of DAVIDsTEA.

Independent Compensation Consultants to the HRCGC

The HRCGC retained the services of PCI — Perrault Consulting (“PCI”) in 2014 to assist the committee with executive and other compensation matters. During the fiscal year ended January 30, 2016, PCI assisted the HRCGC with several mandates including the design of incentive compensation programs, the enunciation of the compensation philosophy, compensation of Board members and a number of items with respect to the initial public offering. Several of these mandates have required in camera discussion with the HRCGC and its Chair, without the presence of management.

The table below presents the fees paid to PCI during the two most recent fiscal years:

Year	Consultant	Executive Compensation ($)	Other Mandates ($)	Total Fees ($)
2015	PCI	36,634	—	36,634
	% of total fees	100%	0%	100%
2014	PCI	59,895	—	59,895
	% of total fees	100%	0%	100%

PCI confirmed the fees paid by DAVIDsTEA are not of such magnitude as to compromise its independence from the Company.

Compensation, Discussion and Analysis

The following relates to the compensation of the named executive officers for the fiscal year ending January 30, 2016. The “Named Executive Officers”, being the President and Chief Executive Officer of the Company (“CEO”), its Chief Financial Officer (“CFO”), and the three most highly compensated executive officers of the Company, including any of its subsidiaries, who each earned total compensation that exceed $150,000 for the fiscal year ended January 30, 2016, are:

•              Mr. Toutant, President and CEO,

•              Mr.  Borgen, Chief Financial Officer,

•              Mr. Noonan III, Head of Global Real Estate and Store Development,

•              Mr. Higginbotham, Head of Supply Chain, and

•              Mr. Macdonald, Chief Human Resources Officer.

Each year, the HRCGC reviews and determines the compensation of the Named Executive Officers.

Compensation Philosophy and Overview of Components

The objectives of the compensation program are to attract, retain and motivate highly skilled executives, to reward them for their performance and contributions to the Company’s short- and long-term success, and to align the interests of our executive officers with those of the Shareholders. The compensation of each executive officer is determined based on a number of factors, including the executive officer’s qualifications and experience, role, responsibilities and contributions, as well as the market and our financial condition.

The compensation program includes incentive programs intended to align executive compensation with the Company’s performance, to motivate our executive officers to work toward the achievement of our short- and long-term corporate objectives, including strategic goals and increasing Shareholder value and, where appropriate, to reward superior performance. The named executive officers are also entitled to receive benefits and executive perquisites in accordance with the Company’s policies.

The compensation program aims at striking the right balance between fixed and variable compensation so as to keep the executives motivated to thrive in achieving the operating and financial goals, while promoting a prudent risk-taking culture.

Below are the main compensation components we use as well as the reasoning behind their utilization.

	Fixed Compensation Component			Variable Compensation Component
	Base Salary	Group Insurance Benefits	Perquisites	Annual Incentive Program	Long-Term Incentives
Objective and Basis	• Attract and retain qualified and competent executives • Provide base compensation that is competitive for each role	• Provide for the wellness of the executives • Protect executives and their families	• Limited executive perquisites to stimulate performance	• Drive Company performance where appropriate • Align executive compensation with Company performance • Reward superior performance

•   Attract and retain executives through long-term vesting and potential wealth accumulation

•   Drive long-term Shareholder returns, promote growth and sustainability

•   Align executive compensation with Shareholder interests by making a significant portion of compensation variable

Positioning	• Target market median; adjusted for individual experience and competencies	• Target slightly below general market practices	• Target slightly below market	• Target market median for design/payouts depends on performance at maximum can be above median	• Opportunity commensurate with developing, high growth companies
Form and Timing	• Cash	• Health insurance • Group Insurance Program	• Employee product discount	• Cash

•   Generally, (as determined annually by the HRCGC):

•   Stock options (50%) with a 7-year term, vesting between three and four years depending on the award.

•   Restricted stock units (50%) with a 3-year term (restricted stocks in the USA)

The table below illustrates the proportion of each compensation component comprising the total direct compensation of the named executive officers at target level.

Name	Base Salary (%)	Target Bonus (%)	Target Long-Term Incentives (%)
Sylvain Toutant	36.4%	27.3%	36.4%
Luis Borgen	55.6%	22.2%	22.2%
Edmund Noonan III	60.6%	18.2%	21.2%
Douglas Higginbotham	69.0%	13.8%	17.2%
Marc Macdonald	60.6%	18.2%	21.2%

Benchmarking

To ensure that its compensation programs are competitive, DAVIDsTEA conducts periodic benchmarking studies based on compensation data included in management proxy circulars and published surveys from known firms, with an objective that the target total direct compensation for the senior management team be positioned in line with the Company’s compensation philosophy and components detailed in the above section. The current compensation comparator group was developed from Canadian and American publicly-traded companies that either specialize in beverage and/or drinks, packaged foods or specialty retail outlets following analysis done by the Company’s independent compensation consultants. In choosing the companies, attention was also given to the size of revenues, EBITDA and market capitalization to ensure they were in a range comparable with DAVIDsTEA. Below is the list of the seventeen (17) organizations comprising the compensation comparator group:

US Food and Beverage Sector		US Specialty Retailers	Canada Food and Beverage Sector
Dunkin Brands Group	Inventure Foods	Vera Bradley Inc.	Andrew Peller Ltd
Farmer Brothers Corporation	LifeVantage Corporation	Tilly’s Inc.	Corby Spirit and Wine Ltd
Krispy Kreme Doughnuts	Craft Bew Alliance Inc.	Bebe Stores Inc.	Ten Peaks Coffee Company
Nature’s Sunshine Products	Coffee Holding	Francesca’s Holdings
Jamba Inc.		Caché Inc.

Compensation Risk Oversight

The Board of Directors and the HRCGC are very mindful of risks associated with the Company’s compensation policies and practices and take into account their implications when making compensation decisions. At this time, there have been no risks identified that are likely to have material adverse effects on the Company, its operations or finances.

In order to limit the chances of creating compensation policies that would encourage named executive officers to take excessive or inappropriate risks, the Board and the HRCGC have adopted a number of practices and policies designed to safeguard the Company’s and its Shareholders’ interests.

The Use of an Independent Compensation Consultant

By having a consultant that is exclusively dedicated to the Board and the HRCGC, the Company ensures that their decisions are validated by an independent whose mission is to guard the Company against compensation policies and practices that would encourage excessive risk-taking.

The Balance between Fixed and Variable Compensation

While it feels it is important to link a significant portion of the named executive officers’ total direct compensation with the Company’s share price and financial results, we are also mindful that it doesn’t become an incentive to take excessive risk for them to be earned. As such, it is ensured that the fixed portion of compensation also represents a sufficient portion of the named executive officers’ compensation program. The Company has also approved for fiscal 2015 a cap on the maximum amount payable under the annual incentive program at two times target level, which limits the upside from the plan at a reasonable level to motivate the executives, while remaining within the Company’s risk appetite framework.

The Choice of Performance Measures

The Company has made the conscious choice of using the same performance measures and objectives for all of the named executive officers, which promotes a culture of collaboration and prioritizes efforts to achieve the desired results, while reducing the risks of an individual taking excessive risks for personal benefit. Using budgeted adjusted EBITDA as a performance criterion ensures that it is well known to the Shareholders, investors and employees what the Company’s management will be evaluated on and the related formulae. The Company also feels that adjusted EBITDA is a significant measure of the Company’s growth and is well understood by both employees and Shareholders and therefore represents a logical choice of performance measure for the annual incentive program.

The Insider Trading Policy

The Company has adopted an insider trading policy that regulates the equity transactions of all of the employees but most notably of directors and officers. In addition to being only authorized to trade the Company’s securities during insider trading windows (which open the second full day after financial results are released each quarter to permit market adjustments), all of their transactions, must be pre-approved and cleared by the Corporate Secretary so as to avoid even the appearance of trading based on non-public information.

The Insider Trading Policy permits insiders from time to time to establish an automatic securities disposition plan (“ASDP”), pursuant to which an insider may sell securities of the Company through a third party plan administrator based on a set of pre-arranged instructions or to trade securities pursuant to a pre-arranged trading plan that complies with Rule 10b5-1 under the United States Securities Exchange Act of 1934 (“10b5-1 Plan”). ASDPs and 10b5-1 Plans are designed to provide insiders who may, from time to time, possess material non-public information with the ability to buy or sell securities while availing themselves of an exemption from insider trading prohibitions and liability under the Securities Act (Québec) and U.S. securities laws. Any ASDP or 10b5-1 Plan adopted by an insider of the Company must comply with all applicable Canadian or U.S. securities laws and regulations, and such other terms as set out in the Company’s policy as it may be amended from time to time. When an insider establishes an ASDP or 10b5-1 Plan, he or she must represent to the Company that he or she is not in possession of any material non-public information and is not attempting to evade applicable securities laws.

On December 18, 2015, Mr. Luis Borgen entered into a 10b5-1 Plan to sell Shares acquired through the exercise of stock options in compliance with the Insider Trading Policy of the Company

Hedging Prohibition

Hedging transactions can be accomplished through a variety of mechanisms including prepaid forward contracts, equity swaps and collars and other similar devices. Because hedging transactions permit the holder of the securities to continue to own them without the full risks and rewards of ownership, they can cause the interests us such person not to be aligned with the other Shareholders and therefore the employees, officers and director are prohibited from hedging any equity-based compensation or Company shares.

Elements of Compensation Program

The following presents in greater detail the Company’s compensation components and illustrates its application for the most recently completed financial year.

Base salaries

Base salaries of the Named Executive Officers are determined annually by the HRCGC. When determining base salary each year, the HRCGC takes the following factors into account: each executive’s experience and individual performance, the Company’s performance as a whole, cost of living adjustments and other industry conditions, but does not assign any specific weighting to any factor. As a guideline, the salary component of the compensation program aims to be positioned at the median of the comparator group.

For the fiscal year ended January 30, 2016, the HRCGC approved base salary increases varying from 1.2% to 4.6% for the Named Executive Officers, for an average increase of 2.4%.

Name	Salary as at January 31, 2016 ($)	Increase during last fiscal year (%)	Currency
Sylvain Toutant	385.000	2.7%	CDN
Luis Borgen	350,000	1.6%	USD
Edmund Noonan III	253,000	1.2%	USD
Douglas Higginbotham	197,000	1.9%	USD
Marc MacDonald	204,000	4.6%	CDN

Short-Term Incentive plan

The annual incentive program is a cash bonus intended to compensate officers for achieving short-term corporate goals. It is also intended to reward the Named Executive Officers for both the overall performance of the Company and individual performance during the year. The Company believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executives. As DAVIDsTEA is an organization still in its early stages, it is important for the Company to roll-out its strategy and reap the benefits of its growth. As such, the HRCGC determined that the most meaningful measure of successful growth was Adjusted EBITDA and reviews annually the weight attributed to each financial objectives. Therefore, for fiscal 2015, the formula attributed 60% to corporate Adjusted EBITDA and 40% to other profit-based financial objectives. Notwithstanding the above formula, the HRCGC may, in its sole discretion, adjust the calculated payment, as much as to cancel payment altogether, should it determine that the calculated payment requires adjustment.

The fiscal year ended January 30, 2016 was another year of solid growth for DAVIDsTEA and management of the Company is proud to have surpassed the annual incentive program targets at 140.5%. The attainment of such corporate results resulted in the following payments to the Named Executive Officers:

(expressed as a percentage of base salary)

Name	Target Bonus (%)	Maximum Bonus (%)	Corporate Performance Factor (%)	Actual Payout (%)
Sylvain Toutant	75%	150%	140.5%	105%
Luis Borgen	40%	80%		56%
Edmund Noonan III	30%	60%		42%
Douglas Higginbotham	20%	40%		28%
Marc MacDonald	30%	60%		42%

Mid- and Long-Term Incentive Plans

In connection with the Company’s initial public offering completed in June 2015 (the “IPO”), the Board adopted the 2015 Omnibus Equity Incentive Plan (the “2015 Omnibus Plan”). Following its adoption by the Board on March 31, 2015, all equity and equity-based awards, including awards to the Named Executive Officers, are made under the 2015 Omnibus Plan.  Accordingly, the restricted stock unit awards made in 2015 to executive officers were all made under the 2015 Omnibus Plan. As the Shares are currently traded solely on the US. NASDAQ, the grant value and number of units awarded are determined based on the U.S dollar share price and are not subject to currency conversion.

Prior to the IPO, executive officers participated in the amended and restated equity incentive plan (the “Equity Plan”). As such, during the fiscal year ended January 30, 2016 and until March 31, 2015, the annual stock option grants were made under the Equity Plan. Going forward, they will be made under the 2015 Omnibus Plan.

The target award values for the Named Executive Officers are indicated in the table below. Actual fiscal 2015 awards can be found in the summary compensation table set out below. Under the 2015 Omnibus Plan, when calculating the number of stock options and/or restricted share units/performance share units granted based on the target award values, the Company does not convert for US-Canadian currency rates.

(expressed as a percentage of base salary)

Name	Target Value (%)	Maximum Value (%)
Sylvain Toutant	100%	150%
Luis Borgen	40%	60%
Edmund Noonan III	35%	50%
Douglas Higginbotham	25%	35%
Marc MacDonald	35%	50%

Fiscal 2015 Stock Options

Stock option awards serve to align the interests of the named executive officers with the interests of the Shareholders because no value is created unless the value of the Common Shares appreciates after the grant. Stock options are granted at an exercise price equivalent to the closing price of the Company’s Common Shares on the NASDAQ on the day of the grant. Stock options also encourage retention through the use of time-based vesting, as vesting is generally subject to the executive’s continued employment. Options are generally granted with a seven-year term and vesting in equal instalments over four years. Stock options are also a great tool to build share ownership as executives may elect to keep the Company’s shares upon exercise.

Fiscal 2015 Restricted Stock Units

Restricted stock units serve to align the interests of the named executive officers with the interests of the Shareholders as their value is tied to the return on the share price generally over a three-year period. The number of units granted is calculated by dividing the value of the award by the fair market value of the Company’s stock on the day of the award, which represents the closing price on the NASDAQ. Restricted stock units are generally granted with a three-year term and vesting at 25% on the first and second anniversaries and 50% on the third anniversary. Restricted stock units may be settled at the HRCGC’s discretion in Shares, in cash or in a combination of both. The use of restricted stock units also promotes employee retention over a long term and is a valuable tool in helping the Company roll out its strategy in the longer term.

Benefits

We provide modest benefits to the named executive officers, which are limited to participation in the basic health and welfare plans. These benefits are available to all salaried employees of the Company.

Perquisites

All the Named Executive Officers are eligible to a discount on DAVIDsTEA products, which discount is offered to all of the regular employees. In addition, the Company pays annual professional association fees and provides life insurance to certain of our named executive officers.

Retirement Plans

We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover the named executive officers. In addition, the executives do not participate in a defined contribution pension plan, a collective RRSP or a 401K in the United States, to which the Company contributes.

Summary Compensation Table

The following table illustrates the compensation paid to the Named Executive Officers for the last three completed fiscal years, as applicable. All compensation is disclosed in Canadian dollars. For employees who receive all or a portion of their compensation in U.S. dollars, unless otherwise indicated, an exchange rate of 1.4074 for 2015, 1.2716 for 2014 and 1.1063 for 2013 has been used to convert to Canadian dollars, which represents the exchange rate of the U.S. Federal Reserve Bank of New York at noon on the last day of each fiscal year, and which, in the Company’s opinion, is an appropriate reflection of exchange rates variation during the year.

					Non-equity incentive plan compensation(8) ($)
Name and principal position	Year	Salary(5) ($)	Share-based Awards(6) ($)	Option-based awards(7) ($)	Annual incentive plan(9)	Long-term incentive plan	Pension value ($)	All other compensation(9) ($)	Total Compensation ($)
Sylvain Toutant(1)	2015	385,000	530,533	—	405,694	—	—	—	1,321,227
President and Chief	2014	252,405	—	1,079,689	300,000	—	—	—	1,632,094
Executive Officer	2013	—	—	—	—	—	—	—	—
Luis Borgen	2015	492,590	194,566	—	276,836	—	—	—	963,992
Chief Financial Officer	2014	438,004	—	45,269	280,323	—	—	9906	773,502
	2013	339,582	—	—	247,085	—	—	—	586,667
Edmund Noonan III(2)	2015	356,072	82,578	—	150,085	—	—	—	588,735
Head of Global Real	2014	100,261	—	83,926	42,386	—	—	38,148	264,721
Estate and Store Development	2013	—	—	—	—	—	—	—	—
Douglas	2015	277,258	45,248	—	77,909	—	—	—	400,415
Higginbotham(3)	2014	245,834	—	9,054	59,004	—	—	—	313,892
Head of Supply Chain	2013	72,761	—	69,918	25,954	—	—	—	168,633
Marc MacDonald(4)	2015	204,000	91,627	—	85,986	—	—	15000	396,613
Chief Human	2014	101,250	—	86,977	38,400	—	—	22,500	249,127
Resources Officer	2013	—	—	—	—	—	—	—	—

Notes:

(1)                                     Mr. Toutant joined the Company as President and Chief Executive Officer on June 2, 2014.Accordingly, the amounts reported in the table for 2014 reflect compensation earned by or paid to Mr. Toutant for such year from such date.

(2)                                     Mr. Noonan joined the Company as Head of Global Real Estate and Store Development on October 13, 2014. Accordingly, the amounts reported in the table for 2014 reflect compensation earned by or paid to Mr. Noonan for such year from such date.

(3)                                     Mr. Higginbotham joined the Company as Head of Supply Chain on August 12, 2013. Accordingly, the amounts reported in the table for 2013 reflect compensation earned by or paid to Mr.Higginbotham for such year from such date.

(4)                                     Mr. Macdonald joined the Company as Chief Human Resources Officer on July 28, 2014.  Accordingly, the amounts reported in the table for 2014 reflect compensation earned by or paid to Mr. Macdonald for such year from such date.

(5)                                     Mr. Borgen received a portion of his base salary and annual bonus in US dollars. His base salary in effect as of February 1, 2015 was US$350,000.  Mr. Noonan and Mr. Higginbotham are paid in U.S. dollars (their base salaries in effect as of February 1, 2015 were $253,000 and $197,000 respectively).

(6)                                     Amounts shown reflect the aggregate grant date fair market value of time-vesting restricted stock units granted to all Named Executive Officers on March 31, 2015 under the 2015 Omnibus Plan, excluding the effects of forfeitures. Prior to the IPO, the fair market value of restricted stock units was determined by an independent third party, subsequently adjusted for the May 12, 2015 1 for 1.6 stock split. Assumptions used in the calculation of these amounts are included in the notes to the Company’s financial statements.

(7)                                     Amounts shown reflect the aggregate grant date fair value of time-vesting stock options, using a Black-Scholes option pricing model, and exclude the value of estimated forfeitures. Assumptions used in the calculation of these amounts are included below for grants received by the named executive officers over the last three fiscal years and have been adjusted to reflect the May 12, 2015 1for 1.6 stock split on the Shares. Prior to the IPO, the fair market value of stock options was determined by an independent third party. The stock option value used for accounting and financial statement purposes is equal to the above-disclosed compensation value.

	1/14/2015	10/9/2014	7/25/2014	6/2/2014	8/12/2013	9/4/2012
Exercice price ($ CDN)	4.30	4.31	4.25	4.25	3.33	0.77
Term (years)	3.65	7.0	7.0	7.0	7.0	7.0
Dividend yield (%)	0.00	0.0	0.0	0.0	0.0	0.0
Risk-free interest rate (%)	1.15	1.52	1.52	1.52	2.03	1.44
Volatility (%)	30.6	39.0	39.0	39.0	45.0	45.0
Fair market value ($ CDN)	1.06	1.84	1.85	1.85	1.63	0.37

(8)                                     Represents the awards earned during the year under the Short-Term Annual Incentive Program.

(9)                                     The amounts shown represent signing bonuses that were made upon the hire of Mr. Noonan and Mr. Macdonald of US$30,000 and $22,500, respectively. Also included are Company-paid life insurance premiums for Messrs. Borgen, Noonan and Higginbotham.

Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets forth information regarding outstanding awards held by the Named Executive Officers as of January 30, 2016. All outstanding stock options and restricted stock units were adjusted to reflect the May 12, 2015 1for 1.6 stock split on the Shares.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price(1) (US$)	Option expiration date(2)	Value of unexercised in-the-money options(3) (US$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested(4) (US$)	Market or payout value of vested share-based awards that have not paid out or distributed ($)
Sylvain Toutant	583,616	3.02	02/06/2021	3,665,108	75,040	697,872	—
Luis Borgen	312,137	0.55	09/04/2019	2,731,199	27,520	255,936	—
	40,000	3.05	14/01/2022	250,000
	352,137			2,981,199
Edmund Noonan III	40,000	3.06	09/10/2021	249,600	11,680	108,624	—
Douglas Higginbotham	40,000	2.37	12/08/2020	277,200	6,400	59,520	—
	8,000	3.05	14/01/2022	50,000
	48,000			285,620
Marc MacDonald	40,000	3.02	25/07/2021	251,200	12,960	120,528	—

Notes:

(1)                                     For option awards granted after the initial public offering, the exercise price is equal to the closing price on the NASDAQ on the day of the award. For option awards granted prior to the IPO, the exercise price was determined by our Board based on an independent third party valuation and was denominated in Canadian dollars. As the Shares are traded on the NASDAQ only, the exercise prices of the pre-IPO awards have been converted to USD based on U.S. Federal Reserve Bank of New York at noon on January 29, 2016, the last day of this fiscal year, being $1.4074. The actual exchange rate in effect at the time of exercise for options granted with a Canadian dollar exercise price will be used to convert the option exercise price to US dollars.

(2)                                     All stock options have a seven-year term.

(3)                                     The aggregate value of unexercised in the-money options is equal to the difference between the exercise price of options that have been exercised on January 29, 2016 and the closing price of the Shares on the NASDAQ on such date, being the last business day of the fiscal year, which closing price was $9.30 USD per Share. Actual gains, if any, on exercise, will depend on the value of the Shares on the date of exercise. There is no guarantee that gains will be realized. The market value is calculated by multiplying the closing market price of a share of our common stock on January 29, 2016  $9.30 USD By the number of restricted stock units that had not vested as of such date.

(4)                                     The market value is calculated by multiplying the closing price of the Shares on the NASDAQ on January 29, 2016, being the last business day of the fiscal year, which closing price was $9.30 USD per Share, by the number of restricted stock units that had not vested as of such date.

Value vested or earned during the year

The following table sets forth information regarding option-based awards and share-based awards that vested in the fiscal year ended January 30, 2016 for the Named Executive Officers.

Name	Option-based awards - Value vested during the year(1) (US$)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year(2) ($)
Sylvain Toutant	2,024,864	—	405,694
Luis Borgen	1,000,328	—	196,700
Edmund Noonan III	128,600	—	106,640
Douglas Higginbotham	126,300	—	55,357
Marc MacDonald	129,200	—	85,986

Notes:

(1)                                The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of shares underlying the options that vested. As the Shares are currently traded on the NASDAQ in USD, the exercise prices of the pre-IPO awards have been converted to USD based on the noon buying rate of the U.S. Federal Reserve Bank of New York on January 29, 2016, the last day of this fiscal year, being $1.4074. For vesting dates prior to the IPO, the quarterly share valuation, as determined by our Board based in part on an independent third party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the Shares on the actual date of exercise.

(2)                                 Represents the awards earned during the fiscal year ended January 30, 2016 under the Annual Short-Term Annual Incentive Program. Messrs. Borgen, Noonan and Higginbotham received their short-term incentive payments in USD.

Additional Information on Equity and Incentive Plans

Amended and Restated Equity Incentive Plan

Our Equity Plan provides for the grant of stock options and restricted stock to our subsidiaries’ full and part-time employees, officers, directors, contractors and consultants. The HRCGC has the authority to make recommendations to the Board regarding participants, the awards, the exercise price, the terms and conditions of the awards and the applicable vesting schedules.

Authorized Shares

Subject to adjustment, the maximum number of Common Shares that may be delivered in satisfaction of awards under the Equity Plan is 3,040,000 Common Shares.

Termination of employment

With respect to vested stock options held by a participant at termination of employment or service due to the participant’s retirement, death, incapacity (as defined in the Equity Plan) or due to a termination by the Company without cause (as defined in the Equity Plan) (together, the employees or service providers terminating under these circumstances are referred to as “good leavers”), the participant’s right to exercise will expire on the earliest of (i) 180 days from the date of the participant’s death or incapacity, (ii) 90 days from the date of his or her retirement, or (iii) 30 days from the date of his or her termination of employment without cause (in each case not later than the date the stock option would otherwise expire according to its terms). The Company may elect, in lieu of delivering shares upon exercise of a stock option by a good leaver, to repurchase the stock option for an amount equal to the difference between the aggregate fair market value of the common shares underlying the option and the aggregate exercise price of the options. In addition, the Company may repurchase common shares held by good leavers, whether by reason of exercise of stock options or by the vesting of restricted shares for an amount equal to the fair market value of the common shares being repurchased. If a good leaver (other than by termination of employment by the Company without cause) does not exercise his or her vested stock options prior to the time the stock option expires, such stock options will be deemed to have been automatically exercised and we will set aside for pickup by the participant (or his beneficiary or legatee) the cash amount to which the participant is entitled to receive with respect to such stock options.

In general, in the event of a participant’s termination of employment or service by us for cause (as defined in the Equity Plan) or by any other participant who is not a good leaver (together, the participants terminated under these circumstances are referred to as “bad leavers”), then, upon such termination of employment, all awards then held by the participant, whether or not then vested or unvested, will immediately expire and be forfeited for no consideration. In addition, upon termination of employment by a bad leaver, our board may elect to repurchase all or a portion of the shares acquired pursuant to a stock option or the vesting of restricted stock at a per common share price equal to the lesser of the price paid for such common shares and the fair market value of such common shares.

Trigger events

Upon the occurrence of a trigger event (as defined in the Equity Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the common shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In its discretion, our board may accelerate the vesting of all or any part of any outstanding stock options or restricted stock, subject to the participant’s agreement, in the case of stock options, to exercise such options and tender the shares delivered upon such exercise in the transaction, and subject in each case to the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require us to purchase his or her options for a purchase price per common share equal to the purchase price per common share in the transaction times the number of common shares subject to the option, minus the aggregate exercise price for such common shares, subject to the completion of the trigger event.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the Equity Plan at any time, except that, in general, the amendment, suspension or termination of the plan may not diminish the rights of any participant under any award granted to such participant, unless an amendment is necessary to comply with any applicable regulations or stock exchange listing requirements.

Following the adoption of the 2015 Omnibus Plan by the Board of Directors in March 2015, all equity-based awards are granted under the 2015 Omnibus Plan described below. As such, The Company no longer issues options under the Equity Plan.

2015 Omnibus Equity Incentive Plan

Eligibility

Our key employees and non-employee directors on the Board of Directors who, in the opinion of the HRCGC, have the capacity to contribute to the Company and its affiliates’ success are eligible to participate in the 2015 Omnibus Plan.

Authorized Shares

Subject to adjustment, as described below, the maximum number of Common Shares that are available for issuance under the 2015 Omnibus Plan is 1,440,000 Shares all of which may be delivered in satisfaction of incentive stock options, or ISOs, awarded under the 2015 Omnibus Plan. Common Shares issued under the 2015 Omnibus Plan may be shares held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

Common Shares subject to an award that for any reason expires without having been exercised, is cancelled, forfeited or terminated or otherwise is settled without the issuance of shares will again be available for grant under the 2015 Omnibus Plan. The grant of a tandem award of a stock option and a stock appreciation right (“SAR”), will reduce the number of Common Shares available for awards under the 2015 Omnibus Plan by the number of shares subject to the related stock option (and not as to both awards). To the extent consistent with applicable legal requirements (including applicable stock exchange requirements), Common Shares issued under awards of an acquired Company that are converted, replaced or adjusted in connection with the acquisition will not reduce the number of shares available for awards under the 2015 Omnibus Plan.

Types of Awards

The 2015 Omnibus Plan provides for awards of stock options, SARs, restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, deferred share units, elective deferred share units and other awards convertible into or otherwise based on the Common Shares. Eligibility for stock options intended to be ISOs is limited to employees. Dividend equivalents may also be provided in connection with an award under the 2015 Omnibus Plan. However, it should be noted that only restricted stock, restricted stock units and stock options have been granted as of April 11, 2016 under the 2015 Omnibus Plan.

Individual Limits

The maximum aggregate number of Common Shares subject to all awards under the 2015 Omnibus Plan (including stock options, SARs, restricted stock, unrestricted stock, restricted stock units, performance awards, deferred share units, elective deferred share units and any other award under the 2015 Omnibus Plan) that may be granted to any participant in the 2015 Omnibus Plan in any calendar year is 200,000.

A participant who is a non-employee member of the Board of Directors, in any calendar year, may not receive awards with respect to the greater of an aggregate of 75,000 Common Shares or $500,000 in aggregate grant date fair value. In addition, the aggregate number of Common Shares issuable under outstanding awards to non-employee directors, at any time, may not exceed 1% of Common Shares that are issued and outstanding. These limitations, however, will not apply to any award or Common Shares granted pursuant to a non-employee director’s election to receive Common Shares in lieu of cash fees.

Non-transferability of Awards

Awards under the 2015 Omnibus Plan may not be sold, assigned, transferred, pledged or otherwise encumbered other than by the laws of succession or descent and distribution or, in the case of awards other than ISOs, to a permitted assign (within the meaning of the National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators).

Recovery of Compensation

The HRCGC may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the 2015 Omnibus Plan if the participant is not in compliance with the provisions of the 2015 Omnibus Plan or any award thereunder or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. The HRCGC also may recover any award or payments or gain in respect of any award under the 2015 Omnibus Plan in accordance with any applicable Company recoupment policy or as otherwise required by applicable law or applicable stock exchange listing standards.

Certain Adjustments

In the event of an extraordinary dividend, stock dividend, stock split or share combination (including a reverse stock split) or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Shares, the Board of Directors will make adjustments as it determines in its sole discretion to the number and kind of shares available for issuance under the 2015 Omnibus Plan, the maximum number of shares that may be issued upon the exercise of ISOs, the annual per-participant share limits, the number, class, exercise price (or base value), performance objectives applicable to outstanding awards and any other terms of outstanding awards affected by such transaction. The HRCGC may also make adjustments of the type described in the preceding sentence to take into account distributions and events other than those listed above if it determines that adjustments are appropriate to avoid distortion in the operation of the 2015 Omnibus Plan.

Term

The 2015 Omnibus Plan became effective on March 31, 2015 when it was adopted by the Board and will terminate on the tenth anniversary of such date, unless terminated earlier by the Board of Directors.

Amendment; Termination

The HRCGC may amend the 2015 Omnibus Plan or outstanding awards, or terminate the 2015 Omnibus Plan as to future grants of awards, except that the HRCGC will not be able to alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2015 Omnibus Plan or the right to alter the terms of an award was expressly reserved by the HRCGC at the time the award was granted). Shareholder approval will be required for any amendment to the 2015 Omnibus Plan that increases the number of Common Shares available for issuance under the 2015 Omnibus Plan or the individual award limitations specified in the 2015 Omnibus Plan (except with respect to certain adjustments described above), modifies the class of persons eligible for participation in the 2015 Omnibus Plan, allows options to be issued with an exercise price below fair market value on the date of grant, extends the term of any award granted under the 2015 Omnibus Plan beyond its original expiration date, permits an award to be exercisable beyond 10 years from its grant date (except where an expiration date would have fallen within a blackout period of the Company), permits awards to be transferred other than for normal estate settlement purposes, or deletes or reduces the range of amendments which require approval of the holders of voting shares of the Company, or to the extent required by law.

Share reserve status

The table below illustrates the status of the shares reserved for issuance under the Company’s equity-based incentive plans.

Plan Category	Plan Name	Securities to be issued upon exercise of outstanding options, warrants and rights(2) (#)	Weighted average exercise price of outstanding options warrants and rights(3)(4) ($)	Securities available for future issuance under equity compensation plans (#)
Equity compensation plans approved by shareholders	Amended and Restated Equity Incentive Plan(1)	2,113,880	2.01 CDN	—
	2015 Omnibus Equity Incentive Plan(2)	285,720	15.18 USD	1,154,280

Equity compensation plans not approved by shareholders	—	—	—	—

Notes:

(1)                                 As of the adoption of the 2015 Omnibus Plan in connection with the IPO, no awards have been or will be made under the Equity Plan. Outstanding options previously granted under the Equity Plan remain subject to the terms of the Equity Plan. Company

(2)                                 Reflects outstanding stock options and restricted stock units.

(3)                                 Restricted stock units have no exercise price and, therefore, the weighted average exercise price does not take these awards into account.

(4)                                 For stock options granted prior to the IPO, the awards were made in Canadian dollars while awards made after the IPO were made in USD.

Termination and change in control benefits

The Named Executive Officers would be entitled to the following payments and benefits in the event of termination of the executive’s employment pursuant to the employment agreement between the executive and the Company.

Mr. Sylvain Toutant

In March 2015, the Company entered into an amended and restated employment agreement with Mr. Toutant, the President and CEO of the Company. Pursuant to his employment agreement, if Mr. Toutant’s employment is terminated by the Company without cause or by him for good reason (as each term is defined in the employment agreement), he will be entitled to continued payment of his base salary and continued participation in the Company’s group insurance plans for a period of 18 months following such termination and a pro rata portion of his target annual cash bonus for the year in which the termination occurs. The value of such salary continuance was estimated at $577,500 had termination of employment happened on January 30, 2016. If such termination occurs within 18 months following a change in control of the Company, in addition to the severance described in the preceding sentence, Mr. Toutant will also be entitled to an amount equal to 1.5 times the average annual cash bonus paid to him for the two years preceding such termination, with all such severance payments paid in a single lump sum within 75 days following the termination of employment instead of in installments (total lump sum amount of $1,106,770), and all outstanding equity awards then held by Mr. Toutant will become fully vested, and exercisable or payable, as the case may be (an additional value of US$2,912,735 calculated using a NASDAQ closing Share price of US$9.30 as of January 29, 2016).

If Mr. Toutant’s employment is terminated by the Company for cause or by him without good reason (as such terms are defined in the executive’s employment agreement), Mr. Toutant will be entitled to receive earned but unpaid base salary, any earned but unpaid annual bonus for the year preceding the year in which such termination occurs, unreimbursed business expenses, and an amount payable for unused vacation days (together, the “Unpaid Base Compensation”).

The Company’s obligation to provide Mr. Toutant with any severance payments or other benefits under his employment agreement other than his Unpaid Base Compensation is conditioned on Mr. Toutant signing a release of claims in our favor and his continued compliance with covenants relating to confidentiality, assignment of inventions, non-solicitation and non-competition.

Mr. Luis Borgen

In March 2015, the Company entered into an amended and restated employment agreement with Mr. Borgen, the CFO of the Company. Pursuant to his employment agreement, if Mr. Borgen’s employment is terminated by the Company without cause or by him for good reason (as each term is defined in the employment agreement), he will be entitled to continued payment of his base salary for a period of 12 months following such termination, payment of premiums under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for 12 months, an amount equal to the average annual cash bonus paid to him for the two years preceding such termination and a pro rata portion of his target annual cash bonus for the year in which the termination occurs. The value of such salary continuance was estimated at US$561,885 had termination of employment happened on January 30, 2016. If such termination occurs within 18 months following a change in control of the Company, the severance payments described in the preceding sentence will be paid in a single lump sum within 75 days following the termination of employment instead of in installments and all outstanding equity awards then held by Mr. Borgen will become fully vested, and exercisable or payable, as the case may be (an additional value of US$611,527 calculated using a NASDAQ closing Share price of US$9.30 as of January 29, 2016).

If Mr. Borgen’s employment is terminated by the Company for cause or by Mr. Borgen without good reason (as each term is defined in the employment agreement), Mr. Borgen will be entitled to receive his Unpaid Base Compensation.

The Company’s obligation to provide Mr. Borgen with any severance payments or other benefits under his employment agreement other than his Unpaid Base Compensation is conditioned on Mr. Borgen signing a release of claims in our favor and his continued compliance with covenants relating to confidentiality, assignment of inventions, non-solicitation and non-competition.

Mr. Edmund Noonan III

In September 2014, the Company entered into an employment agreement with Mr. Noonan, the Head of Global Real Estate and Store Development of the Company. Pursuant to his employment agreement, if Mr. Noonan’s employment is terminated by the Company without cause, he will be entitled to a severance equivalent to 6 months of base salary and a pro rata portion of his annual cash bonus for the year in which the termination occurs paid at expected actual payout level. The value of such salary continuance was estimated at US$126,500 had termination of employment happened on January 30, 2016. There is no specific change in control provision agreed upon between the Company and Mr. Noonan in his employment agreement.

Mr. Douglas Higginbotham

In August 2013, the Company entered into an employment agreement with Mr. Higginbotham, the Head of Supply Chain. If Mr. Higginbotham’s employment is terminated by the Company without cause, he will be entitled to a severance equivalent to 3 months of base salary. The value of such salary continuance was estimated at US$49,250 had termination of employment happened on January 31, 2016. Such severance can also be activated, on a voluntary basis, by Mr. Higginbotham should his workplace or the one of his direct supervisor, be moved from Boston, Massachusetts. There is no specific change in control provision agreed upon between the Company and Mr. Higginbotham in his employment agreement.

Mr. Marc Macdonald

In March 2015, the Company entered into an amended and restated employment agreement with Mr. Macdonald, the Chief Human Resources Officer of the Company. Pursuant to his employment agreement, if Mr. Macdonald’s employment is terminated by the Company without cause or by him for good reason (as each term is defined in the employment agreement), he will be entitled to continued payment of his base salary and continued participation in the Company’s group insurance plans for a period of 12 months following such termination and a pro rata portion of his target annual cash bonus for the year in which the termination occurs. In addition, he will also be entitled to an amount equal to 1.0 times the average annual cash bonus paid to him for the two years preceding such termination, payable over the duration of the salary continuance. The value of such salary continuance was estimated at $266,193 had termination of employment happened on January 30, 2016. If such termination occurs within 18 months following a change in control of the Company, such severance payments paid in a single lump sum within 75 days following the termination of employment instead of in installments, and all outstanding equity awards then held by Mr. MacDonald will become fully vested, and exercisable or payable, as the case may be (an additional value of US$308,974 calculated using a NASDAQ closing Share price of US$9.30 as of January 29, 2016).

If Mr. MacDonald’s employment is terminated by the Company for cause or by him without good reason (as such terms are defined in the executive’s employment agreement), Mr. MacDonald will be entitled to receive his Unpaid Base Compensation.

The Company’s obligation to provide Mr. MacDonald with any severance payments or other benefits under his employment agreement other than his Unpaid Base Compensation is conditioned on Mr. MacDonald signing a release of claims in our favor and his continued compliance with covenants relating to confidentiality, assignment of inventions, non-solicitation and non-competition.

In addition to the above mentioned payments, outstanding equity-based compensation such as stock options and restricted stock units will be treated in accordance to the applicable plan texts. Below is a short summary of the treatments applicable for each type of termination of employment which are the treatments that would apply to the named executive officers in case of termination unless otherwise stated.

Voluntary Resignation

Unvested options granted under the Equity Incentive Plan will forfeit upon resignation while vested options will remain exercisable for a period of 30 days following resignation. Vested options outstanding under the 2015 Omnibus Plan will remain exercisable for 12 months following termination. Other unvested awards under the 2015 Omnibus Plan will be forfeited at time of termination.

Termination for Cause

Vested and unvested awards under both the Equity Incentive Plan and the 2015 Omnibus Plan will be forfeited immediately at time of termination.

Termination Due to Death

Unvested options granted under the Equity Incentive Plan will forfeit upon death while vested options will remain exercisable by the estate for a period of 180 days following death. Awards made under the 2015 Omnibus Plan will vest and become payable immediately upon death. If a performance condition is attached to the vesting, the outstanding awards will be treated as per the achievement of the performance criterion at the time of death. Stock options will remain exercisable by the estate for a period of one year.

Termination Due to Disability

Unvested options granted under the Equity Incentive Plan will forfeit upon termination of employment while vested options will remain exercisable for a period of 180 days following termination. Awards made under the 2015 Omnibus Plan will continue to vest and be payable at the end of the performance cycle. If a performance condition is attached to the vesting, the outstanding awards will be treated as per the achievement of the performance criterion at the end of the period. Stock options will be deemed vested upon termination of employment and remain exercisable for a period of one year.

Retirement

Unvested options granted under the Equity Incentive Plan will forfeit upon retirement while vested options will remain exercisable for a period of 90 days. Awards other than stock options made under the 2015 Omnibus Plan will vest based on a pro rata of elapsed days between the start of the performance period and the complete 3-year period. If a performance condition is attached to the vesting, the outstanding awards will be treated as per the achievement of the performance criterion at the time of retirement. Vested options will remain exercisable for a period of 5 years following retirement or until the original option expiry date. For purposes of the plan, retirement is defined as 65 years of age and 55 years of age with 10 years of service or more.

Involuntary Termination

Unvested options granted under the Equity Incentive Plan will forfeit upon termination of employment while vested options will remain exercisable for a period of 30 days. Awards made under the 2015 Omnibus Plan will vest based on a pro rata of elapsed days between the start of the performance period plus six months and the complete 3-year period. If a performance condition is attached to the vesting, the outstanding awards will be treated as per the achievement of the performance criterion at the time of termination. Finally, unvested stock options will forfeit immediately, while vested options will remain exercisable for a period of one year following termination of employment.

Change in Control

Under the Equity Incentive Plan, upon the occurrence of a trigger event (as defined in the Equity Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the common shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In its discretion, our board may accelerate the vesting of all or any part of any outstanding stock options or restricted stock, subject to the participant’s agreement, in the case of stock options, to exercise such options and tender the shares delivered upon such exercise in the transaction, and subject in each case to the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require us to purchase his or her options for a purchase price per common share equal to the purchase price per common share in the transaction times the number of common shares subject to the option, minus the aggregate exercise price for such common shares, subject to the completion of the trigger event.

.  Awards made under the 2015 Omnibus Plan will be replaced by alternative awards of equivalent value in the new Company structure. Should there be no alternative awards available, stock options will vest immediately; performance-based awards will vest at target based on a pro rata of elapsed days between the start of the performance period and the complete 3-year period; restricted stock and stock units will vest and be redeemed in shares of the new structure. All awards, including stock options will then be exercised or redeemed based on the transaction share price associated with the change in control. In the event of termination of employment in the 12 months following a change in control, all outstanding awards under the 2015 Omnibus Plan will become vested and be exercisable for a period of one year following the termination. If a performance condition is attached to the vesting, the award will be deemed to have vested at target and will become payable immediately.

DIRECTOR COMPENSATION

Compensation of Directors

In connection with the Company’s listing on the NASDAQ, the Board adopted a non-employee director compensation policy, which came into effect on July 1, 2015. The policy is designed to enable the Company to attract and retain highly qualified non-employee directors. Under the policy, all non-employee directors receive the cash and equity compensation set forth below.

Board Chair
Annual retainer	$100,000
Annual target equity grant value	US$85,000
Board member
Annual retainer	$50,000
Annual target equity grant value	US$85,000
Board meeting fees	$1,000 ($500 for teleconference) payable only after the fourth Board meeting in a year
Audit Committee Chair
Additional annual retainer	$15,000 minimum
Audit Committee meeting fees	$1,000 ($500 for teleconference)

Human Resources and Compensation Committee Chair
Additional annual retainer	$10,000 minimum
Human Resources and Compensation Committee meeting fees	$1,000 ($500 for teleconference)

Under our non-employee director compensation policy, annual retainers and meeting fees are paid in quarterly cash payments. Equity grants generally will be made in the form of restricted stock units or deferred share units granted under the 2015 Omnibus Plan and will generally vest in full on the first anniversary of the grant date. Equity awards under the non-employee director compensation policy will be made at a date following the Company’s annual Meeting of Shareholders. This first grant will be in the form of time-vesting restricted stock units that will vest 50% after the 1st anniversary of the grant date and the remaining 50% after the 2nd anniversary of the grant date.

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ending January 30, 2016. Mr. Toutant received no additional compensation for services as director and, consequently, is not included in this table. The compensation received by Mr. Toutant as our President and CEO can be found in the Summary Compensation Table of the Compensation Discussion and Analysis. No equity awards were granted to our non-employee directors in 2015.

Director Compensation Table

The following table sets forth information concerning all amounts of compensation provided to the directors of the Company who are not members of the management of the Company for the fiscal year ended January 30, 2016.

Name	Fees Earned(3) ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive compensation plan ($)	Pension value ($)	All other compensation ($)	Total ($)
Emilia Di Raddo	30,167	—	—	—	—	—	30,167
Tom Folliard	33,667	—	—	—	—	—	33,667
Bruce Guerriero(1)	11,833	—	—	—	—	—	11,833
David W. McCreight	30,167	—	—	—	—	—	30,167
Pierre Michaud	59,333	—	—	—	—	—	59,333
Lorenzo Salvaggio	29,167	—	—	—	—	—	29,167
Guy Savard	36,417	—	—	—	—	—	36,417
Herschel Segal	30,167	—	—	—	—	—	30,167
Sarah Segal	29,167	—	—	—	—	—	29,167
Thomas G. Stemberg(2)	16,667	—	—	—	—	—	16,667

Notes:

(1)                                 Mr. Guerriero was appointed to the Board of Directors and as Chair of the Audit Committee on December 7, 2015. His annual fees and compensation as a member and Chair of the Audit Committee were prorated accordingly.

(2)                                 Mr. Stemberg was a director until he passed away on October 23, 2015 His annual fees and compensation as a member of the HRCGC were prorated accordingly.

(3)                                 Directors fees were paid in cash and prorated for the period from July 1, 2015 to January 31, 2016.

The directors are reimbursed by the Company for the reasonable costs and expenses incurred in connection with attending meetings of the Board of Directors and its committees including, to the extent applicable, the cost of travel on commercial or leased aircraft.

Outstanding option-based awards for directors

In the fiscal year ended January 31, 2015, some of the Company’s directors were granted options to buy Common Shares in exchange for their service on the Board of Directors. As of the end of the fiscal year ended January 30, 2016, these options are still outstanding and presented in the table below.

	Option-based Awards(1)
Name	Number of securities underlying unexercised options (#)	Option exercise price(2) (CDN$)	Option expiration date(3)	Value of unexercised in-the-money options(4) (US$)
Emilia Di Raddo	48,635	3.33	03/03/2021	337,281
Tom Folliard	48,635	3.33	03/03/2021	337,281
David W. McCreight	49,761	4.31	02/12/2021	312,575
Pierre Michaud	214,836	3.33	24/02/2021	1,488,813
Guy Savard	49,761	4.31	02/12/2021	312,575

Notes:

(1)                                 Messrs. Guerriero, Salvaggio and Segal and Ms. Segal have not been granted stock options and therefore are not represented in this table. There are currently no share-based awards outstanding for any of the Board members as restricted stock units will only be granted starting in fiscal 2016 following the Company’s annual meeting of shareholders.

(2)                                 The exercise price is denominated in Canadian dollars as the options were awarded prior to the IPO. Upon exercise of the options, the exercise price will be converted to USD.

(3)                                 All stock options have a seven-year (7) term and generally vest in 36 monthly instalments.

(4)                                 The aggregate dollar value of the in the-money unexercised options is the positive difference between the exercise price and the closing price of the Shares on the NASDAQ on January 29, 2016, the last business day of the fiscal year, which closing price was $9.30USD per Share. Actual gains, if any, on exercise day will depend on the value of the Shares on the date of exercise. There is no guarantee that gains will be realized.

1.1.         Value vested or earned during the year for directors

The following table sets forth information regarding option-based awards and share-based awards that vested in the fiscal year ended January 30, 2016 for our directors.

Name	Option-based awards - Value vested during the year(1)(2) (US$)
Emilia Di Raddo	136,567
Tom Folliard	136,567
David W. McCreight	127,138
Pierre Michaud	603,280
Guy Savard	127,138

Notes:

(1)                                 Messrs. Guerriero, Salvaggio and Segal and Ms. Segal have not been granted stock options and therefore are not represented in this table. There are currently no share-based awards outstanding for any of the Board members as restricted stock units will only be granted starting in fiscal 2016 following the Company’s annual meeting of shareholders.

(2)                                The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of shares underlying the options that vested. As the Shares are traded on the NASDAQ in US dollars, the exercise prices of the pre-IPO awards have been converted to USD based on the noon buying rate of the U.S. Federal Reserve Bank of New York on January 29, 2016, the last day of this fiscal year, being $1.4074. For vesting dates prior to the IPO, the quarterly share valuation, as determined by our Board based in part on an independent third party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the Shares on the actual date of exercise.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company subscribes to an insurance policy for the benefit of directors and officers of the Company against liability incurred by them in these capacities. The current annual policy limit per risk and per year is $15 million. In the event of a claim, the deductible amount is $1 million. The annual premium is $248,000.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of April 11, 2016, no executive officer, director, proposed nominee for election as a director or employee, former or present, of the Company was indebted to the Company including in respect of indebtedness to others where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement provided by the Company.

MANAGEMENT CONTRACTS

Management functions of the Company and its subsidiaries are not, to any degree, performed by a person or persons other than the directors or executive officers of the Company or its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the Company’s knowledge, no material transaction involving the Company or any of its subsidiaries has been entered into since the beginning of the Company’s most recently completed financial year, or are proposed to be entered into, in which any director or executive officer of the Company, or any person who beneficially owns, or controls or directs, directly or indirectly, more than 10% of the Common Shares or any director or executive officer of such persons or of any subsidiary of the Company or any proposed director of the Company and each of their associates or affiliates has had or expects to have a direct or indirect material interest.

REPORT ON CORPORATE GOVERNANCE PRACTICES

Statement of Corporate Governance Practices

As a Canadian reporting issuer with securities listed on the NASDAQ, DAVIDsTEA complies with all applicable rules adopted by the Canadian Securities Administrators (the “CSA”) and the SEC. As a Canadian issuer, DAVIDsTEA is exempt from complying with many of the NASDAQ Corporate Governance Standards (the “NASDAQ Standards”), provided that DAVIDsTEA complies with Canadian governance requirements. DAVIDsTEA also complies with National Instrument 58-101 - Disclosure of Corporate Governance Practices (the “CSA Disclosure Instrument”) and National Policy 58-201 (Corporate Governance Guidelines (the “CSA Governance Policy”). The CSA Governance Policy provides guidance on governance practices for Canadian issuers. The CSA Disclosure Instrument requires issuers to make the prescribed disclosure regarding their governance practices. The Board is of the view that DAVIDsTEA’s corporate governance practices satisfy the requirements of the CSA Disclosure Instrument and the Corporate Governance Policy, as reflected in the disclosure made hereunder. The Board of Directors has approved the disclosure of DAVIDsTEA’s corporate governance practices described below, on the recommendation of the HRCGC.

The Board of Directors considers corporate governance practices to be an important factor in the overall success of the Company. The Board of Directors also intends to adopt additional corporate governance guidelines to assist it with its corporate governance responsibilities. These guidelines will set out general guidelines relating to the responsibilities, organization and membership of the Board of Directors, the composition and membership of the various committees, meetings of the Board, director compensation, the evaluation of management and succession planning.

Board of Directors

Independence

The Board of Directors consists of ten directors, nine of whom are non-employee directors. Each director was elected under Board composition provisions in the Company’s amended and restated voting agreement, as amended, which terminated upon the closing of the IPO, except for Mr. Guerriero who was appointed by the Board on December 7, 2015 to fill in the vacancy after the passing of Mr. Thomas Stemberg. Our directors are appointed for a one-year term to hold office until the next annual general meeting of Shareholders or until their earlier resignation or removal from office in accordance with the Company’s by-laws.

Five of our ten directors that make up the Board of Directors are considered “independent” pursuant to Section 1.4 of the CSA’s Audit Committee Rules and the NASDAQ rules. Under these rules, Pierre Michaud, the Chairman of the Board of Directors, Bruce Guerriero, Tom Folliard, David McCreight and Guy Savard as well as the new board nominees, Ms. Kathleen C. Tierney, Michael J. Mardy and Maurice Tousson are considered independent, whereas Emilia Di Raddo, Lorenzo Salvaggio, Hershel Segal, Sarah Segal and Sylvain Toutant are not considered to be independent as a result of their respective relationships with the Company or their relationships with other non-independent members of the Board of Directors. The independence of directors is determined by the Board based on the results of independence questionnaires completed by each director annually, as well as other factual circumstances reviewed on an ongoing basis.

To enhance the independent judgment of the Board of Directors, despite the fact that only 50% of our directors are independent, the independent members of the Board of Directors meet at least annually and may meet at each meeting in the absence of members of management and the non-independent directors. An in camera session is now scheduled as part of every meeting of the Board of Directors and its committees to allow independent directors to meet without non-independent directors and members of management, as necessary. All non-independent directors are responsible to the Board of Directors as a whole and have a duty of care to the Company.

The Board of Directors does not have a written mandate delineating its roles and responsibilities but functions within the scope of our governing statutes, by-laws and, where applicable, the corporate governance guidelines. A written mandate is expected to be developed and adopted in the coming year.

Chair of the Board

The Board of Directors is led by a non-executive, independent Chairman, which the Company believes contributes to the Board’s ability to function independently of management. Pierre Michaud has been a director of the Company since 2014 at which time he also became the Chairman of the Board. As Chairman of the Board, Mr. Michaud is responsible for overseeing the Board in carrying out its roles and responsibilities, which includes overseeing that the Board’s duties and responsibilities are carried out independently of management. See “Position Description” below for further detail on the role of the Chairman.

Conflicts of Interest

In accordance with applicable law and DAVIDsTEA’s policy, each director is required to disclose to the Board any potential conflict of interest he or she may have in a matter before the Board or a Committee thereof at the beginning of the Board or committee meeting. A director who is in a potential conflict of interest must not attend any part of the meeting during which the matter is discussed or participate in a vote on such matter.

Formal Position Descriptions

The Board has adopted formal position descriptions for the Chairman of the Board and the Board Committee Chairs, as well as for the President and CEO.

Chairman of the Board

The Board of Directors has adopted a written position description for the Chairman of the Board of Directors and each of the Committee chairs, which sets out each of the chairs’ key responsibilities, including duties relating to setting meeting agendas, chairing meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee and the Board of Directors.

The primary responsibility of the Chairman is to provide leadership to the Board to enhance Board effectiveness. The Chair of the Board must oversee that the relationship between the Board, management, Shareholders and other stakeholders are effective, efficient and further to the best interests of the Company.

Committee Chairs

The position descriptions of each Committee Chair provide that each Chair’s key role is to manage his or her respective Committee and ensure that the Committee carries out its mandate effectively. Like the Chairman of the Board, each Committee Chair is expected to provide leadership to enhance the Committee’s effectiveness and must oversee the Committee’s discharge of its duties and responsibilities. Committee Chairs must report regularly to the Board on the business of their respective committee.

President and CEO

The prime responsibility of the President and CEO is to lead the Company by providing strategic direction that includes the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the Company. The Board of Directors has, together with the CEO, developed a written position description for the CEO which sets out the Chief Executive Officer’s key responsibilities, including duties relating to strategic planning, operational direction, Board of Directors interaction, building an effective management team and communication with shareholders.

The HRCGC, together with the Chairman of the Board and the President and CEO, develop yearly goals and objectives that the President and CEO is responsible for meeting. The HRCGC and the Chairman of the Board evaluate the President and CEO’s performance in light of such goals and objectives and establish his compensation based on this evaluation. The corporate objectives that the President and CEO is responsible for meeting, with the rest of management placed under his supervision, are determined by the strategic plans and the budgets as they are approved each year by the Board.

Election of Directors

As the Board has not adopted a policy for the selection and nomination of directors, it is the Board’s responsibility to monitor the composition of the Board and select qualified candidates eligible to stand for election as directors of the Company and recommend such candidates to the Board should there be any vacancy or should any Board member decides not to stand for election. The Board assesses the competencies, skills, personal qualities, availability, geographical representation, business background and diversified experience of the Board members and the Company’s circumstances and needs. From time to time, the Board may appoint, at its discretion, an ad hoc nominating committee composed of Board members to select and recommend to the Board candidates eligible to stand for election or fill any vacancy.

Committees of the Board

The Board has established the Audit Committee and the HRCGC and has delegated to each of these committees certain responsibilities that are set forth in their respective mandates. The Board has also established a Real Estate Committee with a mandate to evaluate and approve sites to be leased by the Company with the budget, criteria and other qualifications as may be approved by the Board from time to time. The current members of the Real Estate Committee are Mr. Michaud (Chair), Ms. Segal and Messrs. Segal and Toutant as well as Mr. Noonan III (Head of Global Real Estate and Store Development).

Human Resources, Compensation and Governance Committee

The HRCGC’s primary purpose, with respect to compensation, is to assist the Board of Directors in fulfilling its oversight responsibilities and to make recommendations to the Board of Directors with respect to the compensation of the directors and executive officers. Although not comprised solely of independent directors, the Board of Directors believes that the HRCGC is able to carry out its mandate in the same manner as if the committee were comprised entirely of independent directors. Independent consultants may also be periodically retained to assist the HRCGC in fulfilling its responsibilities when needed. Furthermore, the HRCGC is responsible for corporate governance matters. As required in its mandate, the HRCGC is composed of a majority of independent directors, including the Chairman of the committee that must qualify as an independent director. The four current members of the HRCGC are Mr. Folliard (Chair), and Messrs. McCreight, Michaud, and Segal. A copy of the charter of the HRCGC is available on the Company’s website at http://ir.davidstea.com.

Audit Committee

The Audit Committee is comprised of three directors, being Messrs. Savard (Chair), Folliard and Michaud, all of whom are “independent” and “financially literate” under the applicable rules of the NASDAQ and SEC.

The Audit Committee adopted a written charter outlining its primary responsibilities and duties, which include:

•                  appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and reviewing and appraising the audit efforts of our independent accountants;

•                  establishing procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•                  engaging independent counsel and other advisers, as necessary;

•                  determining funding of various services provided by accountants or advisers retained by the committee;

•                  reviewing our financial reporting processes and internal controls;

•                  reviewing and approving related-party transactions or recommending related-party transactions for review by independent members of the Board of Directors; and

•                  providing an open avenue of communication among the independent accountants, financial and senior management and the Board.

The full text of the Audit Committee charter is available on the Company’s website at http://ir.davidstea.com, and the disclosure provided in this Information Circular is qualified in its entirety by reference to the full text thereof.

Board and Committee Meetings

In Camera Sessions

To maintain independence from management, the independent Board members may meet at each quarterly and special Board meeting, without the presence of management and under the chairmanship of the independent Chairman of the Board. Similarly, each of the Company’s committees may hold separate sessions without management present under the chairmanship of its committee Chair at each quarterly and special committee meeting.

Ethical Business Conduct

The Company’s Code of Ethics (the “Code of Ethics”) is applicable to all DAVIDsTEA’s directors, senior managers and financial officers and has been developed to promote the honest and ethical conduct of our directors, senior managers and financial officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers. A copy of the Code of Ethics is available on the Company’s website at http://ir.davidstea.com. The Code of Ethics addresses several matters, including conflicts of interest, integrity of corporate records, confidentiality of corporate information, protection and use of corporate assets and opportunities, insider trading, compliance with laws and reporting of unethical or illegal behaviour. No waiver has ever been granted to a director or executive officer in connection with the Code of Ethics.

In addition to monitoring compliance with the Code of Ethics, the Board has adopted whistleblowing procedures for reporting unethical or questionable acts by the Company or employees thereof. Complaints can be made via telephone at a confidential line called the integrity line. Any Human Resources-related question is redirected to our Chief Human Resources Officer while any issue of misconduct or fraud is redirected to the Chair of the Audit Committee who is responsible to oversee the whistleblowing procedures.

Board, Committees and Directors Performance Assessment

On an annual basis, the Chairman of the Board is responsible for the process of assessing the performance and effectiveness of the Board as a whole, the Board Committees, Committee Chairs and individual directors. Questionnaires are distributed to each director for the purpose of (i) evaluating the Board’s responsibilities and functions, its operations, how it compares with boards of other companies on which the directors serve and the performance of the Board’s Committees and (ii) inviting directors to make suggestions for improving the performance of the Chairman of the Board, Committee Chairs and individual directors. The questionnaire completed by the Chairman of the Board is submitted to the Chair of the HRCGC Committee. The results of the questionnaires are compiled by the Corporate Secretary on a confidential basis to encourage full and frank commentary. In addition, the Chairman of the Board discusses with each Board member individually in order to discuss the questionnaires and also meets the Chair of the HRCGC Committee who is responsible for his assessment. The results of the questionnaires as well as any issues raised during individual discussions are presented and discussed at a following meeting of the Board. At all times, Board members are free to discuss among themselves the performance of a fellow director, or submit such a matter to the Chairman of the Board. Based on the outcome of the discussion, the Chairman of the Board then presents to the Board the assessment’s findings and its recommendations to enhance the performance and effectiveness of the Board and its Committees.

Director Selection

Skills and Experience of Directors

The process by which the Board establishes new candidates for Board nominations lies within the discretion of the Board of Directors with a view of the best interests of the Company and in accordance with the corporate governance guidelines. New candidates for Board nominations can also be proposed by the Shareholders within the delays and following the procedures provided under applicable governing statutes, Articles and by-laws.

Nomination of Directors

Before making a recommendation on a new director candidate, the Chairman of the Board and different Board members meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board. In certain circumstances, the Board may also retain an independent recruiting firm to identify director candidates and fix such firm’s fees and other retention terms.

The Board does not impose nor does it believe that it should establish term limits or retirement age limits on its directors, as such limits may cause the loss of experience and expertise important to the optimal operation of the Board.

Diversity and Gender Diversity

The Company does not have a formal policy on diversity on the Board of Directors or in senior management positions. The Company is, however, mindful of the benefit of diversity of the Board of Directors and senior management, including the representation of women on the Board and in senior management positions, and the need to maximize their effectiveness and respective decision-making abilities. Accordingly, in searches for new candidates, while the Company seeks to recruit or appoint the most qualified individuals for particular positions, it considers the merit of potential candidates based on a balance of skills, background, experience and knowledge, including taking into consideration diversity such as gender, age and geographic areas.

Director Orientation and Continuing Education

Orientation

The HRCGC Committee is responsible for developing, monitoring and reviewing the Company’s orientation and continuing education programs for directors. New directors are provided with an information package on the Company’s business, its strategic and operational business plans, its operating performance, its governance system and its financial position. Also, new directors meet individually with the President and Chief Executive Officer and other senior executives to discuss these matters. The Board ensures that prospective candidates fully understand the role of the Board and its Committees and the contribution that individual directors are expected to make, including, in particular, the personal commitment that the Company expects of its directors.

Continuing Education

All Board members have visited a few DAVIDsTEA’s stores. Management makes presentations to the Board members on a range of topics that are relevant to the operations. Senior management makes regular presentations to the Board and its committees to educate them and keep them informed of developments within the Company’s main areas of business and operations, as well as on key legal, regulatory and industry developments. Directors attend an annual strategic planning meeting, where management presents the Company’s short, mid and long-term strategic plan. Directors are also provided with Board and Board committee materials at least one week in advance of regularly scheduled meetings. Directors also receive periodic updates between Board meetings on matters that affect the Company’s business. Finally, Board members have full access to the Company’s senior management and employees.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended January 30, 2016. Our Annual Report is available on the Internet on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended January 30, 2016, which we will provide to you without charge, please contact the Company’s Corporate Secretary at 5430, Ferrier Street, Town of Mount-Royal, H4P 1M2, or send an email to investors@davidstea.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the fiscal year ended January 30, 2016 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

RECEIPT OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Under the Canada Business Companys Act, a registered holder or beneficial owner of Common Shares that will be entitled to vote at the next annual meeting of Shareholders may submit to the Company, before January 29, 2017, a proposal in respect of any matter to be raised at such meeting.

APPROVAL OF THE INFORMATION CIRCULAR

The content and transmission of this Information Circular have been approved by the Board.

Montreal, Quebec, April 12, 2016.

(s) Pierre Michaud
Pierre Michaud
Chairman of the Board

www.davidstea.com